UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                  FORM S-1/A
                               AMENDMENT NO. 5

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ESSENSE WATER, INC.
              (Exact name of registrant as specified in its charter)

            Nevada                     2080                   27-0265042
    (State or jurisdiction       (Primary Standard          (IRS Employer
     of incorporation or      Industrial Classification   Identification No.)
       organization)               Code Number)

                               3638 N Rancho Drive
                             Las Vegas, Nevada 89130
                         (509)448-4946/(509)448-4956 FAX
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Mr. Jeffrey Nichols, Esq
                                 811 6th Avenue
                              Lewiston, ID  83501
                        (415)314-9088/(800)778-3290 FAX
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           FROM TIME TO TIME AFTER THE
                EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                ---------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ( )

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]               Accelerated filer [ ]
Non-accelerated filer [ ]                 Smaller reporting company [X]

                        CALCULATION OF REGISTRATION FEE

Title of Each                   Proposed         Proposed
Class of                        Maximum          Maximum          Amount of
Securities to    Amount to be   Offering Price   Aggregate       Registration
be Registered    Registered     Per Unit (1)     Offering Price      Fee (2)
-------------    -------------- --------------   --------------  ------------
Common Stock
  by Company      8,000,000      $0.025            $200,000         $11.16

   (1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

   (2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            PRELIMINARY PROSPECTUS
                               8,000,000 Shares
                       $20,000 MINIMUM/$200,000 MAXIMUM

                             ESSENSE WATER, INC.
                                Common Stock
                      ----------------------------------
                              Per Share If Minimum Sold If Maximum Sold
                              --------- --------------- ---------------
Offering Price                  $0.025      $ 20,000        $200,000
Underwriting Discount           $0.000      $      0        $      0
Proceeds to the Company         $0.025      $ 20,000        $200,000

Prior to this registration, there has been no public trading market for the common stock of Essense Water, Inc. and it is not presently traded on any market or securities exchange.

Up to 8,000,000 shares of common stock are being offered on a self-underwritten basis, with an 800,000 share minimum, and an 8,000,000 share maximum. If the minimum 800,000 shares are not sold within the time constraints of this offering, all money received by the Company will be promptly returned to each subscriber without interest or deduction of any kind. There are no arrangements to place the funds in an escrow, trust, or similar account pending receipt of the minimum proceeds from the offering.

The price per share will be $0.025. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties under the heading "Risk Factors" beginning on page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not a blank check company as defined in Rule 419 of Regulation
C. Management and shareholders have not entered into any agreement nor is there any current intent to do so, or to merge, or acquire another business.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering will terminate the sooner of when all 8,000,000 shares have been sold or 90 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days.

            The date of this Prospectus is April 13, 2010

                             TABLE OF CONTENTS

                                                                   Page

Prospectus Summary                                                   1
Risk Factors                                                         4
Special Note Regarding Forward-Looking Statements                   14
Use of Proceeds                                                     15
Determination of Offering Price                                     16
Dilution                                                            16
Selling Security Holders                                            18
Plan of Distribution                                                18
Description of Securities to Be Registered                          20
Interests of Named Experts and Counsel                              21
Description of Business                                             21
Description of Property                                             26
Legal Proceedings                                                   27
Management's Discussion and Analysis or Plan of Operations          27
Changes In and Disagreements with Accountants on
   Accounting and Financial Disclosure                              30
Directors, Executive Officers, Promoters and Control Persons        30
Executive Compensation                                              33
Certain Relationships and Related Party Transactions                34
Where You Can Find More Information                                 35
Disclosure of Commission Position on Indemnification
   for Securities Act Liabilities                                   36
Index to Financial Statements                                      F-1
Financial Statements                                     F-2 thru F-16
Other Expenses of Issuance and Distribution                       II-1
Indemnification of Directors and Officers                         II-1
Recent Sales of Unregistered Securities                           II-1
Exhibits                                                          II-2
Undertakings                                                      II-2
Signatures                                                  II-4 and 5

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                             SUMMARY INFORMATION

The following summary highlights information contained elsewhere in this Prospectus. It may not contain all the information that may be important to you. You should read this entire Prospectus carefully, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis or Plan of Operation," and our financial statements and related notes included elsewhere in this Prospectus.

                                  OVERVIEW

Essense Water, Inc. ("Essense," "we," "our," "us," "its," the "Company") was incorporated in the State of Nevada as a for-profit company on January 29, 2009 and has established a fiscal year end of August 31.

We are a development-stage company that intends to develop, market, and distribute a consumer water-based beverage. This beverage will most likely include ingredients that may provide additional benefit to the user beyond those derived from just water. The Company's beverages will be targeted to the growing category of functional beverage consumers who may be looking to get more from their bottled beverage than just plain water.

Our product will be positioned to appeal to those consumers seeking a more healthy, fitness-type, or "better for you" beverage than traditional carbonated soft drinks such as Coca-Cola(r), Pepsi(r) and 7-Up(r) or just plain bottled water. The fitness and health water category is being considered by the Company due to its being a growth segment within the beverage market and a belief by us that consumers will pay higher prices for these products than carbonated soft drinks or ordinary bottled water.

Our principal executive office is located at 3638 N Rancho Drive, Las Vegas, Nevada 89130 and our telephone number is (509)448-4946.

Summary of the Company's Offering

The Company presently has a total of 12,000,000 shares of its common stock issued and outstanding and is registering an additional 8,000,000 shares of its common stock for offering to the public. The Company will endeavor to sell all of these 8,000,000 shares of its common stock after this registration becomes effective. The price at which the Company is offering these shares is fixed at $0.025 per share for the duration of the offering. The Company will receive all proceeds from the sale of the common stock.

This offering is for a minimum of $20,000 (800,000 shares) and a maximum of $200,000 (8,000,000 shares).

Please see the Plan of Distribution section for a more detailed description of the terms of this offering.

Common stock offered by the Company,
   par value $0.001 per share:          8,000,000 shares.

Offering price:                         The price will be $0.025 per share if
                                        and when the Company sells any shares
                                        pursuant to this offering.

Common stock outstanding before
   the offering:                        12,000,000 shares are presently
                                        issued and outstanding.

Common stock outstanding after
   the offering:                        20,000,000 shares will be issued and
                                        outstanding after completion of this
                                        offering.

Minimum number of shares to be
   sold in this offering:               The Company will be looking to sell a
                                        minimum of 800,000 shares ($20,000).

Market for the common shares:           There is no public market for the
                                        common shares. The price per share is
                                        $0.025.

                                        The Company may not be able to meet
                                        the requirements for a public listing
                                        or quotation of its common stock.
                                        Further, even if the Company's common
                                        stock is quoted or granted listing, a
                                        market for the common shares may not
                                        develop.

Use of proceeds:                        The Company will receive all proceeds
                                        from the sale of common stock. The
                                        minimum and maximum gross proceeds are
                                        $20,000 and $200,000. The Company
                                        intends to use these proceeds for:

                                               If Minimum         If Maximum
                                                 Raised             Raised
                                                 ------             ------
     i. expenses of this offering, including
        preparation and filing of Prospectus (1) $  6,300          $   6,300
    ii. for administrative expenses and
        legal/accounting services                   5,500             13,000
   iii. formulate and develop product,
        labeling, and packaging,                    5,500             30,000
    iv. develop brand name and seek
        possible trademark,                           500             10,000
     v. design website, plan sales/marketing
        campaign, and pursue trade channels         2,200             38,000
    vi. general corporate and working capital           0            102,700

        Totals                                   $ 20,000          $ 200,000

       (1) The Company's founder has made cash advances to the Company to pay the costs of offering expenses incurred to date. At present, these total $4,600. This amount will be repaid to him from the proceeds of this offering.

Minimum proceeds:                       The "minimum" to be raised by this
                                        offering is $20,000. This amount and
                                        all subsequent proceeds will be made
                                        available to the Company once the
                                        minimum amount has been raised. We
                                        estimate our minimum cash requirement
                                        to be $20,000 for the next 12 months.
                                        If we are unable to raise the minimum
                                        proceeds, all money received will be
                                        promptly returned to each subscriber.

Termination of the offering:           The offering will conclude the sooner
                                       of: 1) when all 8,000,000 shares of
                                       common stock have been sold, or 2) 90
                                       days after the effective date of this
                                       registration statement. The Company
                                       may, at its discretion, extend the
                                       offering for an additional 90 day
                                       period.

Terms of the offering:                 The Company's President and sole
                                       Director will sell the common stock
                                       upon effectiveness of this
                                       registration statement.

Risk Factors:                          You should carefully consider the
                                       information set forth in this
                                       Prospectus and, in particular, the
                                       specific factors set forth in the
                                       "Risk Factors" section beginning on
                                       Page 4 of this Prospectus before
                                       deciding whether or not to invest in
                                       shares of our common stock.

Selected Financial Data

The following information is a summary of the more complete historical financial information that can be found later within this prospectus.

                                                           As of
                                                      November 30, 2009
Balance Sheet
   Total Assets                                         $     421
   Total Liabilities                                        4,113
   Stockholders Equity                                     (3,692)

                                                      Period from
                                                    January 29,2009
                                                   (date of inception)
                                                    to November 30, 2010
Income Statement
   Revenue                                              $       0
   Total Expenses                                           5,692
   Net Income (Loss)                                    $  (5,692)

                                  RISK FACTORS

Investing in our common stock is speculative and involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this Prospectus.

Except for statements of historical facts, this prospectus contains forward-looking statements involving risks and uncertainties. You can identify these statements by forward-looking words including "believes," "considers," "intends," "expects," "may," "will," "should," "forecast," or "anticipates," or the equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties. Forward-looking statements are not guarantees of our future performance or results, and our actual results could differ materially from those anticipated in these forward-looking statements. We wish to caution readers to consider the important factors, among others, that in some cases have affected and in the future could affect our actual results and could cause actual results for future fiscal years, to differ materially from those expressed in any forward-looking statements made by or on behalf of us. These factors include without limitation, the ability to obtain capital and other financing in the amounts and times needed, identification and completion of suitable acquisition candidates and businesses in our intended industry focus and the realization of forecasted income and expenses by those businesses, initiatives by competitors, price pressures, and other risk factors discussed below under the heading "Risk Factors".

WE CURRENTLY LACK A DEVELOPED AND FORMULATED DRINK PRODUCT.

The Company has not yet developed or formulated the drink product upon which it is intending to market and sell. There can be no assurance whatsoever that we will ever successfully develop and formulate the product upon which our business plan is based.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We are a development stage company with a limited operating history upon which an evaluation of management's performance and our future prospects can be made. Our business plan involves operations in a highly competitive industry with few barriers to entry and our working capital, including the funds available to market our product once it has been developed, is and will be limited. There are no assurances whatsoever that we will ever successfully implement our business plan, generate any significant revenues, achieve profitability, or positive cash flow from operating activities.

In addition, following the date of this prospectus we will become subject to the reporting requirements of the Securities Exchange Act of 1934 with respect to quarterly, annual and other reports to be filed with the SEC. These reporting obligations will require us to spend significant amounts on audit and other professional fees. Because of our limited capital resources we may be unable to meet our working capital requirements which would have a material adverse effect on our business, financial condition, and results of operations.

We are subject to all the risks inherent in a start-up enterprise. Our prospects must be considered in light of the numerous risks, expenses, delays, problems, and difficulties frequently encountered in the establishment of a new business.

WE HAVE INCURRED LOSSES IN PRIOR PERIODS AND MAY INCUR LOSSES IN THE FUTURE.

We have incurred a net loss of $5,692 for the period from inception through November 30, 2009. We cannot assure that the Company can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us and your investment.

OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE IN THE BEVERAGE INDUSTRY AND HAS NEVER LED A COMPANY FROM ITS INCEPTION THROUGH OPERATIONS.

Mr. Nichols has no experience within the beverage industry and has never led a company, such as Essense or any other, from its inception through a successful level of operations. With no direct training or experience in these areas, management may not be fully aware of the specific requirements related to working within this industry

We will be relying heavily on his general business experience to establish an effective business strategy for our future operations.

As a result, management's decisions and choices may not take into account standard business or managerial approaches that typical beverage or other such development-stage companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of industry experience in this industry and the overseeing the successful start-up and completion of a company's business plan such as Essense.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

We have incurred losses as a result of our development stage expenses and our lack of any revenue to date. Accordingly, and as a result, we have received a report from our independent auditors that includes an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern. This may negatively impact our ability to obtain additional funding or funding on terms attractive to us and may negatively impact the market price of our stock.

COMPETITION IN THE BEVERAGE INDUSTRY IS HIGHLY COMPETITIVE. THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN GROWING OUR BUSINESS AND ACHIEVING OUR OBJECTIVES.

The beverage industry is highly competitive. We will be competing with numerous companies, most of which have substantially greater experience, financial, and operational resources and staffs. Accordingly, there will be a high degree of direct competition with our product(s). We cannot predict if we will succeed in generating sufficient revenue and profits to grow our business and achieve our objectives.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY ANY DOWNTURN IN THE U.S. ECONOMY AND OTHER MARKET FACTORS OUTSIDE OF OUR CONTROL.

Our business plan and success will be dependent on discretionary consumer spending. A significant downturn in the national economy, heightened inflation, and prolonged economic weakness in the spending of discretionary funds, could adversely affect our business, financial condition, and results of operations. Any reductions in consumer spending may adversely affect our business. In such an environment, our business, financial condition, and results of operations could be materially and adversely affected.

WE MAY NOT SUCCEED IN ESTABLISHING OUR PRODUCT AND BRAND NAME, WHICH COULD PREVENT US FROM ACQUIRING CUSTOMERS AND INCREASING OUR REVENUES.

A significant element of our business strategy is to build market share by developing our product and promote it as a better alternative to plain bottled water and establish our brand name or trademark. Currently, we do not have a registered trademark or any other intellectual property. If we cannot develop and establish brand identity through a trademark, we may fail to build a critical mass of customers required to substantially increase our revenues. Promoting and positioning our brand in the marketplace will depend largely on the success of our product development and related sales and marketing efforts, coupled with our ability to provide a consistent, high-quality product. To promote our brand, we expect that we will incur substantial expenses related to advertising and other marketing efforts. If our brand promotion activities fail, our ability to attract new customers and maintain our customer relationships will be adversely affected, and, as a result, our financial condition and results of operations will suffer. If we fail to develop and register a trademark it may hurt our efforts to build brand identity.

CHANGE IN CONSUMER PREFERENCES MAY REDUCE DEMAND FOR OUR PRODUCT.

Our success will depend, in part, upon our ability to develop and introduce a different and innovative beverage. We must also be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will ever purchase or continue to purchase our product in the future. Additionally, our product will be considered a premium product, and to maintain market share during recessionary periods, we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for our beverage brand and/or product and/or packages may be limited to a few years before consumers' preferences change. The beverage industry is subject to changing consumer preferences, and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition, and results of operations will be adversely affected.

WE WILL RELY ON THIRD-PARTY BOTTLERS TO MANUFACTURE OUR PRODUCTS. IF WE ARE UNABLE TO MAINTAIN GOOD RELATIONSHIPS WITH OUR BOTTLERS, AND/OR THEIR ABILITY TO MANUFACTURE OUR PRODUCTS BECOMES CONSTRAINED OR UNAVAILABLE TO US, OUR BUSINESS COULD SUFFER.

We do not intend to directly manufacture our product ourselves, but instead we will be looking to outsource such manufacturing to third-party bottlers and other such contract packers. Although we expect such production arrangements to be generally of short duration, or terminable upon request, in the event of a disruption or delay, we may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period.

INCREASES IN COST OR SHORTAGES OF RAW MATERIALS COULD HARM OUR BUSINESS.

The principal raw materials that will be used by us are most likely to be those used in our bottle/container, flavoring(s), and sweetener(s), the costs and availability of which are subject to fluctuations caused by supply and demand forces influenced by, among other factors, cost of energy, availability of such materials and ingredients, weather, changing consumer tastes for certain of our ingredients and seasonal availability of the various items. We are uncertain whether the prices of any of the above or any other raw materials or ingredients will rise in the future and whether we will be able to pass any of such increases on to our customers.

IF WE ARE UNABLE TO AVOID SIGNIFICANT EXPOSURE TO PRODUCT LIABILITY CLAIMS, OUR BUSINESS COULD BE HARMED.

We may potentially be exposed to product liability and other such claims in the event that our products, or the use of our products, are alleged to have resulted in adverse effects. While we will endeavor to take all reasonable precautions, we may not avoid significant product liability exposure. We do not currently maintain product liability insurance, and there is no guarantee that we will have coverage in the future sufficient to alleviate this risk. If we are sued for any harmful effects that may have been caused by our products, or any products we have used therein, we could suffer a significant financial loss.

WE LACK CONTRACTS WITH POTENTIAL VENDORS AND DISTRIBUTORS. THERE CAN BE NO ASSURANCE THAT WE WILL SUCCESSFULLY ESTABLISH OR MAINTAIN ANY CONTRACTS TO BUY OR SELL OUR PRODUCTS IN THE FUTURE.

The beverage industry is predominantly an industry with several dominant companies with existing brands. As such, there is and will be significant competition for the limited space available on store shelves from which to sell our products. Additionally, we do not have contracts in place with any vendors to buy and/or sell our products. Also, due to our small size and limited potential volume in the near term, our larger and existing competitors may be able to obtain price advantages due to larger volume of sales in the same products.

WE HAVE GENERATED NO REVENUES FROM OUR BUSINESS AND WE MAY NEED TO RAISE ADDITIONAL FUNDS IN THE NEAR FUTURE. IF WE ARE UNABLE TO DO SO, WE MIGHT BE FORCED TO DISCONTINUE OUR OPERATIONS.

Our cash requirements may vary materially from those now planned depending on numerous factors, including the results of our product development, including its bottling and packaging, sales activities, and various market conditions. The net proceeds from this offering, together with our projected revenue and cash flow from future operations, if any, may not be sufficient to fund our working capital and other capital requirements in the future. If this is indeed the case, we will require additional capital to conduct our business activities. Based on current and expected operations, we anticipate that we will require approximately $200,000 to fund our operations over the next twelve months. There can be no assurance that additional funds will be available on terms attractive to us or at all. If adequate funds are not available, we may be required to curtail our planned expansion and/or otherwise materially reduce operations. Even if such funds are available, there can be no assurance that our business will be successfully developed or received. If we are to sell additional shares, such sale may result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on any future debts, and thus jeopardize our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business and meet our business objectives, which might result in the loss of some or all of your investment in our common stock.

WE WILL BE DEPENDENT UPON OUR TRADEMARKS AND PROPRIETARY RIGHTS, AND ANY FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR ANY CLAIMS THAT WE ARE INFRINGING UPON THE RIGHTS OF OTHERS MAY ADVERSELY AFFECT OUR COMPETITIVE POSITION.

Our success will depend, in large part, on our ability to develop and protect our brand and products and to defend our intellectual property rights thereto. We cannot be sure that trademarks will be issued with respect to any future trademark applications or that our competitors will not challenge, invalidate, or circumvent any future trademarks issued to, or licensed by, us.

THE BOTTLED WATER INDUSTRY IS REGULATED AT BOTH THE STATE AND FEDERAL LEVEL.

If we are unable to comply with applicable regulations and standards in any jurisdiction, we might not be able to sell our products in that jurisdiction, and our business could be seriously harmed.

The United States Food and Drug Administration ("FDA") regulates bottled waters as a food. Our bottled water product must meet FDA requirements of safety for human consumption, labeling, processing, and distribution under sanitary conditions and production in accordance with the FDA "good manufacturing practices." In addition, all drinking water products must meet Environmental Protection Agency standards established under the Safe Drinking Water Act for mineral and chemical concentration and drinking water quality and treatment which are enforced by the FDA. We also must meet state regulations in a variety of areas. These regulations set standards for approved water sources and the information that must be provided and the basis on which any therapeutic claims for water may be made. Failure to comply with such laws and regulations could result in fines against us, a temporary shutdown of production, recalls of product, loss of certification to market the product or, even in the absence of governmental action, loss of revenue as a result of adverse market reaction to negative publicity. Any such event could have a material adverse effect on our business. We cannot assure you that we have been or will at all times be in compliance with all regulatory requirements or that we will not incur material costs or liabilities in connection with regulatory requirements.

Our products will also be subject to Federal Food, Drug and Cosmetic Act, various environmental statutes, and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of such products.

WE ARE DEPENDENT ON KEY PERSONNEL TO OPERATE AND GROW OUR BUSINESS.

Our success will be largely dependent upon the efforts of our sole officer and director, Kevin Nichols. We do not currently have an employment agreement with Mr. Nichols. The loss of the services of this individual could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individual in the future. In addition, our future success is dependent on our ability to attract, train, retain, and motivate high-quality personnel.

OUR SOLE OFFICER AND DIRECTOR HAS BEEN INVOLVED WITH OTHER SEC REPORTING COMPANIES.

Kevin Nichols was the founder of eight SEC reporting companies during early 2000 through late 2002. Each was a "blank check" company, which is defined by the SEC as "a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, other entity, or person." The original intent with each of these was to seek a business merger with or an acquisition of another company, but only two of the eight were ever successful in moving beyond blank check status.

The six remaining blank check companies were dissolved in 2002. With respect to the other two companies, Mr. Nichols resigned at the time of the mergers and has had no involvement with either of them since that time. He retains no management, nor has any controlling shareholder, or other position in either of these two companies.

Each of these eight companies was, for certain periods of time, delinquent in their timely filing of various required reports with the SEC. Seven of the companies subsequently filed their Form 15-12G to suspend their reporting requirements, but one of the "merged" companies has never filed such Form 15-12G and has thus been delinquent since 2002 in their SEC filings. For more specific information with respect to these companies, please see Page 30 under heading Directors, Executive Officers, Promoters, and Control Persons.

Although Mr. Nichols is no longer involved with any of these companies, there is risk that such past business efforts, their lack of success, and the fact that each became delinquent in their ongoing reporting requirements with the SEC may limit or hinder the Company's ability to raise capital pursuant to this offering.

Risks Relating to Our Common Stock and This Offering

THIS OFFERING HAS A MINIMUM OFFERING AMOUNT OF $20,000 AND WE MAY RAISE LESS THAN THE $200,000 MAXIMUM OFFERING AMOUNT. RAISING LESS THAN THE FULL AMOUNT MAY LIMIT OUR ABILITY TO FULLY IMPLEMENT OUR BUSINESS PLAN.

We will be selling the Shares on a "best efforts" basis. Funds received by us from this offering will be reduced to the extent that less than all the shares offered hereby are sold. Once the minimum amount of funds, $20,000, is raised, those and any subsequent funds received from this offering will be immediately made available to and for use by the Company.

Sale of less than the maximum number of Shares may require the Company to seek out additional sources of capital, such as through a private equity placement(s), debt, or some combination of both. We presently have no such other possibilities in mind or available to us.

Receipt of less than maximum proceeds may limit and have an adverse effect on our ability to implement our business plan.

THE COMPANY ESTIMATES THAT IT WILL NEED AT LEAST $20,000 TO ADEQUATELY SATISFY ITS MINIMUM LEVEL OF CASH REQUIREMENTS FOR BUSINESS DEVELOPMENT OVER THE NEXT 12 MONTHS.

This level of funding would only allow for substantially limited and/or deeply reduced operations, at best. We would be forced to focus on simple product development, and proceed slowly and to a lesser degree with marketing and advertising. Further, any bottling or production would be in small batches.

For the Company to proceed with its business plan at a level greater than the limited operations previously discussed, we may need to raise additional funds. These would most likely have to come from the borrowing of funds, private equity placement(s), or some combination thereof. The Company has no such plans for either at present. It is relying solely on this offering to raise funds for its operations at this time.

Investors are hereby cautioned that such lack of adequate funds would most likely limit our operations, and might render us unable to carry out our business plan, resulting in business failure and a loss of your entire investment.

NO PUBLIC TRADING MARKET CURRENTLY EXISTS FOR OUR SHARES OF COMMON STOCK, WHICH MAKES IT DIFFICULT FOR ANY STOCKHOLDER TO SELL THEIR SHARES.

Our shares of common stock are not currently publicly traded. We intend in the near term to apply for listing of our common stock on the Over-the-Counter Bulletin Board ("OTC Bulletin Board"). Although we will be applying to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted, or that an active public market will develop, or be sustainable for our common stock. Additionally, there can be no assurance that any broker will be interested in trading our stock.

Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. You may have no more liquidity in your shares of common stock even if we are successful in the future in registering with the SEC and listing on the OTC Bulletin Board.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES, WHICH MAY MAKE IT MORE DIFFICULT FOR OUR STOCKHOLDERS TO SELL THEIR COMMON STOCK.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

OUR SOLE OFFICER AND DIRECTOR MAINTAINS A CONTROLLING INTEREST IN OUR COMPANY. HE MAY BE ABLE TO CONTROL OR INFLUENCE CERTAIN CORPORATE ACTIONS WITHOUT APPROVAL BY OTHER STOCKHOLDERS.

As of November 30, 2009, our President and Chairman, Kevin Nichols beneficially owns 100% of our outstanding common stock, and after selling all of the shares provided within this offering, he will maintain control of 60% of the outstanding shares. As a result, he may be able to control or substantially influence the outcome of matters requiring approval by the stockholders of the Company, including the election of directors and approval of significant corporate transactions.

WE HAVE NEVER PAID DIVIDENDS AND HAVE NO PLANS TO DO SO IN THE FUTURE.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See "Dividend Policy."

THE COMPANY MAY NOT RAISE SUFFICIENT FUNDS FROM THIS OFFERING TO FULLY OR SUCCESSFULLY IMPLEMENT ITS BUSINESS PLAN.

If we are unable to raise the maximum funds from this offering, there is considerable risk that we will not be able to implement our business plan to the degree set forth herein.

We estimate that we will need a total of $20,000 to cover our minimum cash requirements for the next 12 months. This level of funds will allow for only minimal advancement of our business plan.

THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS' EQUITY.

The Company has 75,000,000 authorized shares, of which only 12,000,000 are currently issued and outstanding and only 20,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in a separate escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE ARE SUBJECT TO NEW CORPORATE GOVERNANCE AND INTERNAL CONTROL REPORTING REQUIREMENTS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH EXISTING AND FUTURE REQUIREMENTS, COULD ADVERSELY AFFECT OUR BUSINESS.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business. We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. In particular, under rules proposed by the SEC on August 6, 2006 we will be required to include management's report on internal controls as part of our annual report for the fiscal year ending August 31, 2009 pursuant to Section 404 of the Sarbanes-Oxley Act. Furthermore, under the proposed rules, an attestation report on our internal controls from our independent registered public accounting firm will be required as part of our annual report for the fiscal year ending August 31, 2009. We are in the process of evaluating our control structure to help ensure that we will be able to comply with Section 404 of the Sarbanes-Oxley Act. The financial cost of compliance with these laws, rules, and regulations is expected to be substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company's shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this Prospectus and all of its exhibits carefully and consult with their attorney, business, and/or investment advisor.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. The words "believe," "expect," "anticipate," "intend," "estimate," "may," "should," "could," "will," "plan," "future," "continue," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, the actual results could differ materially from the forward-looking statements contained in this prospectus.

Important factors that may cause the actual results to differ from the forward-looking statements, projections or other expectations include, for example, the following:

 - our ability to implement our business plan;

 - our ability to successfully develop our drink formula;

 - our ability to increase revenues and market penetration;

 - impairment of license, patent, or other proprietary rights;

 - competition from larger, more established companies with far greater economic and human resources than we have;

 - our ability to attract and retain customers and quality employees;

 - the effect of changing economic conditions; and

 - changes in government regulations, tax rates, and similar matters.

We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect statements made in this prospectus.

                               USE OF PROCEEDS

This offering provides for a maximum of $200,000 to be raised and a "minimum" funding requirement of $20,000. The Company will be promptly returning any proceeds to the subscribers if this minimum amount is not raised within the prescribed time-frame of this offering.

The following table sets forth uses of proceeds assuming the sale of 10% (the "minimum" amount of this offering), 25%, 50%, 75%, and 100%, respectively, of the securities offered for sale by the Company. The expense categories below have been ranked by their priority in furthering the business plan at the various projected levels of funding.

                                    If 10%  If 25%  If 50%  If 75%    If 100%
                                     Sold    Sold    Sold    Sold      Sold
                                    -----   ------  -------  -------  -------
Gross Proceeds of This Offering    $20,000 $50,000 $100,000 $150,000 $200,000
                                    ------  ------  -------  -------  -------
Less: Repay Founder for His
      Cash Advances (1)              4,600   4,600    4,600    4,600    4,600

Net Proceeds                        15,400  45,400   95,400  145,400  195,400
                                    ------  ------  -------  -------  -------
Less: Offering Expenses
   Preparation, Filings, Copies        700     700      700      700      700
   Transfer Agent                    1,000   1,000    1,000    1,000    1,000
                                    ------  ------  -------  -------  -------
   TOTAL                             1,700   1,700    1,700    1,700    1,700
Less: Administrative
   Office Supplies & Services          500   1,000    4,000    7,000    8,000
   Legal & Accounting                5,000   5,000    5,000    5,000    5,000
                                    ------  ------  -------  -------  -------
   TOTAL                             5,500   6,000    9,000   12,000   13,000
Less: Product Development
   Drink Testing/Formulations        4,000  10,000   12,000   15,000   15,000
   Name/Label/Packaging Design       1,500   7,000   10,500   14,000   15,000
   Trademark Research/Filing           500   5,000    7,000   10,000   10,000
                                    ------  ------  -------  -------  -------
   TOTAL                             6,000  22,000   29,500   39,000   40,000
Less: Marketing & Advertising
   Product Promotion                 1,200   3,000    8,000   12,000   15,000
   Targeted Advertising              1,000   2,000    4,000    6,000    8,000
   Web Design/E-Commerce                 0   3,000    9,000   15,000   15,000
                                    ------  ------  -------  -------  -------
   TOTAL                             2,200   8,000   21,000   33,000   38,000

Working Capital                          0   7,700   34,200   59,700  102,700
                                    ------  ------  -------  -------  -------
TOTALS                             $20,000 $50,000 $100,000 $150,000 $200,000
                                    ======  ======  =======  =======  =======

(1) The Company will reimburse its founder from the proceeds of this offering for the amounts he has previously advanced/loaned to the Company, and those which he has paid directly himself on the Company's behalf. The balance showing of $4,600 consists of 1) accounting fees - $4,000 2) incorporation and related expenses - $470, 3) postage of $63, and 4) an estimated $67 for postage, copying, and other expenses not yet incurred.

Note: The above figures represent the Company's estimate of anticipated costs.

Kevin Nichols, our sole officer/director, has been and is willing to provide funds needed to cover limited operations until such time as this offering has been completed, including an amount sufficient to cover the existing shortfall between cash on hand and the accrued liabilities of approximately $1,400 showing on our November 30, 2009 financial statements. Mr. Nichols has agreed that any funds advanced by him will be non-interest bearing and payable upon demand. This liability to Mr. Nichols, for funds advanced by him, will be repaid from the proceeds of this offering, assuming the minimum amount of $20,000 is raised. See also Note (1) above.

                       DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                   DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company's sole officer and director for his common shares of equity He paid only $0.0001 per share, which is $0.02499 per share less than the share price being set forth in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of November 30, 2009, the net tangible book value of our shares of common stock was $(3,692) or approximately $(0.0003) per share based upon the 12,000,000 shares outstanding.

If the minimum shares in this offering are sold, we will receive net proceeds of $13,700 (after repaying the founder's advances of $4,300 and offering expenses of $1,700) and our net tangible book value will be $10,008. The 12,800,000 shares then outstanding will have a book value of $0.001 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.0013 per share without any additional investment on his part. As a result, you will incur an immediate dilution of $0.024 per share.

If the maximum shares in this offering are sold, we will receive net proceeds of $193,700 (after repaying the founder's advances of $4,300 and offering expenses of $1,700) and our net tangible book value will be $190,008. The 20,000,000 shares then outstanding will have a book value of $0.01 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.01 per share without any additional investment on his part. As a result, you will incur an immediate dilution of $0.015 per share.

After completion of this offering, purchasers of shares in the offering will collectively own approximately 40% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $200,000, or $0.025 per share. Our existing shareholder will own approximately 60% of the total number of shares then outstanding, for which he will have made a contribution of $2,000 in cash, or approximately $.0002 per share.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholder.

Existing shareholder if all of the shares are sold:
   Net tangible book value per share before offering        $    (0.0003)
   Net tangible book value per share after offering         $     0.01
   Increase to present shareholder in net tangible book
      value per share after offering                        $     0.01
   Number of shares outstanding before the offering           12,000,000
   Percentage of ownership after offering assuming
      maximum number of shares are sold.                             60%

Purchasers of shares in this offering if all of the shares are sold (the maximum offering:
   Price per share                                         $      0.025
   Dilution per share                                      $      0.015
   Capital contributions                                   $   200,000
   Number of shares after offering held
      by public investors                                    8,000,000
   Percentage of ownership after offering                          40%

Purchasers of shares in this offering if 50% of the shares are sold:
   Price per share                                         $      0.025
   Dilution per share                                      $      0.019
   Capital contributions                                   $    100,000
   Number of shares after offering held
      by public investors                                    4,000,000
   Percentage of ownership after offering                          25%

Purchasers of shares in this offering if 25% of the shares are sold:
   Price per share                                         $      0.025
   Dilution per share                                      $      0.022
   Capital contributions                                   $     50,000
   Number of shares after offering held
      by public investors                                    2,000,000
   Percentage of ownership after offering                          14%

Purchasers of shares in this offering if 10% of the shares are sold (the minimum offering):
   Price per share                                         $      0.025
   Dilution per share                                      $      0.024
   Capital contributions                                   $     20,000
   Number of shares after offering held
      by public investors                                      800,000
   Percentage of ownership after offering                           6%

                           SELLING SECURITY HOLDERS

The Company is selling all of the shares being offered by way of this registration statement. All proceeds from the sale(s) thereof will be for the immediate and sole benefit of the Company.

                             PLAN OF DISTRIBUTION

As of the date of this Prospectus, 12,000,000 common shares are issued and outstanding. The Company is registering an additional 8,000,000 shares of its common stock for possible sale at the price of $0.025 per share.

This offering has a minimum amount to be raised of $20,000 from the sale of 800,000 shares. We will not be able spend any of the proceeds from this offering until such time as this minimum number of shares have been sold and the proceeds are received. The Company intends to hold all funds collected for these subscriptions in a separate bank account until the minimum amount of $20,000 has been received. At that time, these funds will be transferred to our business account and those and all subsequent amounts received from this offering will be made available to the Company and used to implement its business plan.

In the event the minimum 800,000 shares ($20,000) have not been sold prior to the expiration of this offering, all monies received and being held in the separate account will be promptly returned to the respective subscribers, without interest thereon or deduction therefrom, within three business days of the expiration date of the offering.

Assuming the minimum offering amount is raised, the Company will receive all proceeds from the sale of the shares. The price per share is fixed at $0.025 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market-maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market-maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. We have not filed any applications for registration with any states where required and do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding this public offering.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Shares in this offering will be sold only through and by our sole officer and director, Kevin Nichols. He will not receive any commission from the sale of any shares, and will not be registered as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in
Section 3(a)(39) of the Exchange Act, at the time of his participation;
and,
2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii) of Rule 3a4-1.

Mr. Nichols is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

The Company intends to distribute the prospectus to friends, relatives, and business associates of Mr. Nichols. Mr. Nichols will not purchase any shares in this offering and there will be no offers or sales to any of his affiliates. Further, the shares will not be offered through any media or through investment meetings. Mr. Nichols will personally contact potential investors. The only means of communication will be verbal, by telephone, or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 90 days. This offering may be extended for another 90 days, at the option of the Company.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Essense Water, Inc.

Right to Reject Subscriptions

The Company has the right to accept or reject any and all subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by the Company to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after they are received.

                 DESCRIPTION OF SECURITIES TO BE REGISTERED

We have issued and outstanding 12,000,000 shares of our common stock as of November 30, 2009.

Common Stock

The Company is authorized to issue up to 75,000,000 shares of common stock, par value $0.0001 per share.

Holders of the common stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore and, in the event of liquidation, dissolution, or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Holders of the Company's common stock have no pre-emptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is subsequently approved and issued. The common stock currently outstanding is, and the common stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

Preferred Stock

The Company has not authorized any preferred stock

Board of Directors

The board of directors of the Company consists of one member, Kevin Nichols. The term of office of any director expires at each annual meeting of stockholders or until his successor is elected.

Transfer Agent

The Company has yet to appoint a Transfer Agent, but will do so when, and as may be required in the furtherance of the business plan.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements for the period from inception (January 29, 2009) to the fiscal year end of August 31, 2009 and to November 30, 2009 included in this prospectus have been audited and reviewed, respectively, by Seale & Beers, CPAs, an independent registered public accounting firm, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The legality of the securities offered hereby has been passed upon for the Company by Mr. Jeffrey Nichols, 811 6th Avenue, Lewiston, ID. As of the date of this prospectus, Jeffrey Nichols holds no Company securities.

                          DESCRIPTION OF BUSINESS

Background

We are seeking to develop, market, and distribute a beverage product that will be positioned as a "better for you than just plain water" type of drink. It will be targeted to a growing category of "new age/functional" beverage consumers. "New Age/Functional Beverages" is a category that includes natural soda, fruit juices and fruit drinks, ready-to-drink teas, sports drinks, and water.

The Company has not yet developed and formulated its beverage product. In doing so, we will develop the product ourselves, determine the proper formulation(s), and then seek a third-party to do the actual preparation and bottling of the product based on our internally-derived formula(s). It is looking for this offering to provide the funding necessary to begin and implement its business strategy. Once the Company has formulated its product, designed its labeling, and selected the form of container to use, it will seek to have it bottled through a third-party since the costs for a production/bottling facility is cost prohibitive at this early point. We intend to market and sell our products ourselves through a network of natural, gourmet, and independent distributors, as well as through our own web-site which we have yet to develop. Our intent is focus on the smaller, local market area before any expansion will be targeted.

As our business began on January 29, 2009, and the fact that there have been no actual operations, we have not provided any historical comparative analysis below.

Industry Overview

Our beverage in targeted to fall within the New Age/Functional Beverage category, which we believe to be growing rapidly. The consumer has fast become aware of the health risks of too much sugar, and the many studies evidencing the athletic performance benefits of proper hydration plus a variety of new beverages/serving sizes and selections with the choice of various added ingredients are, we believe, fueling robust sales in this beverage category. Additionally, industry analysts forecast the New Age/Functional Beverage market to grow to $800 million in 2009, up from $168 million in 2004.

Our Product

The Company intends to develop its product using pure water as the basic ingredient. In making it better for you than just plain water, the Company expects to add other things to it, such as vitamins, electrolytes, and possibly fiber to add what may be real or perceived benefits to the consumer. The Company has no intention to make any claims as to any health, medical, or therapeutic benefits that may be derived from our product. The product will most likely be flavored and colored, both through the use of natural ingredients rather than artificial means. It will also be sweetened naturally, possibly through the use of cane sugar, but more likely by using stevia extract or agave syrup as the sweetening agent. These latter sweeteners are both very low calorie. The product will most likely not be carbonated or contain any added "energy" enhancers or stimulants such as caffeine.

We anticipate the actual development and formulation of our product will be done "in-house" rather than using a third-party to do so. The selection, mixing of the many possible ingredients will be done by management and the subsequent taste-tests, if any, will be accomplished by utilizing various family members and close friends (who will not be paid for their services) and possibly be compared to existing products for blind taste tests. Such developments will most likely take place in Mr. Nichols home kitchen. While certainly not a true development or testing facility in nature, sterile clean vessels will be used to avoid contaminations or any tainting of the test products and relatively precise means for specific formulation will be utilized, such as various weight and volume measuring devices.

After this initial formulation(s) is done, the Company will then meet with potential bottlers and possibly other professionals, as may be required, to determine the safety and efficacy of the proposed ingredients and that the end product and related formula(s) will be able to be satisfactorily produced on a larger scale.

Expected to be offered in single serving size, somewhere from 12 to 20 ounces, our product will likely be made available as singles, four or six-packs, and 24-container cases. The packaging, whether to use plastic, glass, or other means, has not yet been decided.

Manufacture of Our Products

Once our formula(s) have been developed, the Company intends to contract with third-party(s) to actually commercially produce and bottle the beverage. These third party bottlers will assemble our products and charges us a fee, generally by the case, for the products they produce. The Company has no contracts with any third party bottlers at this time.

We intend to follow a "fill as needed" manufacturing model to the best of our ability, thus reducing the need for large inventories and storage of product.

Substantially all of the raw materials that will be used in the preparation, bottling, and packaging of our products will be purchased by us based on the final formula of our product. As a general policy, we will pick ingredients in the development of our product that will have multiple suppliers and are common ingredients. This will provide a level of protection against a major supply constriction or calamity.

To the extent that any significant increase in business may require the Company to supplement or substitute third-party bottlers, we believe that there are many readily available alternatives, thus alleviating the threat significant delay or interruption in fulfilling future orders and delivery of our product. In addition, we do not believe that any likely future growth will result in any significant difficulty or delay in obtaining raw materials, ingredients, or finished product.

Our Primary Markets

The Company will be targeting a niche in the soft drink industry known as New Age/Functional beverages. The soft drink industry generally characterizes New Age Beverages as being made more naturally, with upscale packaging, and often creating and utilizing new and unique flavors and flavor combinations as well as added ingredients.

This beverage market segment is highly fragmented and includes such competitors as SoBe, Snapple, Arizona, Gatorade, Powerade, and Vitamin Water, among others. These brands have the advantage of being seen widely in the national market and being commonly well known for years through well-funded advertising and marketing campaigns. Our product will have no mass media advertising and, if any, a very small presence in the local market when compared with many of our competitors. See "Business - Competition" below.

We are located in Spokane, Washington. We will most likely sell the majority of our products locally, in natural food stores, local sports and athletic stores, mainstream supermarkets, and possibly some foodservice locations.

The primary marketing source of our products will most likely be the smaller, locally-owned natural food and gourmet stores in the Spokane and surrounding areas. We also will target local sports and athletic stores. We believe that our product may achieve a position in their niche in the fast-growing natural food industry.

The Company intends to approach supermarkets and prominent local grocers, but this market will be considerably harder to break into. The demand for limited shelf space is quite high, thus bringing our limited product to these stores may prove difficult.

We will also attempt to market our beverage product to local bars and restaurants and consider placing our beverage product in local stadiums, sports venues, concert halls, theatres, and other cultural centers as part of our marketing plan.

The Company has no plans to market the product internationally.

Distribution, Sales and Marketing

The Company itself will directly promote, market, and sell their products to the above-mentioned primary markets. We may also seek local distributors that have a broader reach directly into more locations. We also intend to offer our product directly to consumers via the Internet through our website, which is yet to be established, but is an intended use for proceeds from this offering.

Marketing to Distributors

We intend to market to distributors and other food brokers using a number of marketing strategies, including direct solicitation, telemarketing, trade advertising, and possible trade show exhibition. These distributors include natural food, gourmet food, and mainstream distributors. These distributors would then sell our products directly to natural food, gourmet food and mainstream supermarkets for sale to the public.

Marketing to Retail Stores

Our marketing to larger retail stores, if we choose to do so, will most likely be done by utilizing trade shows, trade advertising, telemarketing, direct mail pieces, and direct contact with the store.

Marketing to Consumers

We utilize several marketing strategies to market directly to consumers, such advertising in targeted local and regional consumer magazines and weekly papers, in-store discounts on the products, in-store product demonstrations, possible street corner sampling, coupon advertising, consumer trade shows, and possible local event sponsoring. Our website will also be a large part of our consumer-direct marketing program.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. The Company's product will be competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, the companies manufacturing these products generally have far greater financial, marketing, and distribution resources than the Company will.

Important factors that will affect our ability to compete successfully include taste and flavor of products, trade and consumer promotions, the development of a new, unique cutting edge product, attractive and different packaging, branded product advertising, and pricing. Each of these factors will be taken into consideration as we proceed with our business plan.

The Company will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets. The extremely competitive pressures within the New Age/Functional beverage categories could even cause our products to never even be introduced beyond what the Company can market locally themselves.

We believe we will be able to develop and introduce an innovative beverage recipe and packaging whose use of premium natural ingredients will provide us with a competitive advantage and be keys to our success.

Our beverage product will compete generally with all liquid refreshments, including bottled water and, in particular, with numerous other New Age/Functional beverages, including: SoBe, Snapple,, Arizona, Vitamin Water, Gatorade, and Powerade.

Proprietary Rights

We will consider our finished product and concentrate formula to be trade secrets, while any brand names, logos, or other such item to be trademarks and, as such, material to our business. The Company will seek trademark protection where considered necessary and cost effective. Registrations for trademarks in the United States will last indefinitely as long as the Company continues to use and police the trademarks and renew filings with the applicable governmental offices. We plan to use non-disclosure agreements with any bottlers and distributors to protect our proprietary rights.

Governmental Regulation

The production, distribution, and sale in the United States of our Company's product will be subject to the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Lanham Act, state consumer protection laws, federal, state, and local workplace health and safety laws, various federal, state and local environmental protection laws and various other federal, state, and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of such products.

Although the Company has yet to select the form of container for its product, we will most likely offer and use some type of non-refillable, recyclable container. Legal requirements apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of beverage container-related deposit, recycling, ecotax and/or product stewardship statutes and regulations also apply in various jurisdictions in the United States. We anticipate additional, similar legal requirements may be proposed or enacted in the future at many other local, state and federal levels.

Any third-party bottling facility that we may choose to utilize in the future and any other such operations will be subject to various environmental protection statutes and regulations, including those relating to the use of water resources and the discharge of wastewater. It will be our policy to comply with any and all such legal requirements. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect on our capital expenditures, net income or competitive position.

Environmental Matters

A cost of environmental compliance will likely in the form of recycling fees, which is a standard cost of doing business in the soft drink industry. In certain states where we may sell our products, we may be required to collect redemption values from customers and remit those redemption values to the state, based upon the number of bottles/containers of certain products sold in that state. In certain other states, we may also required to collect deposits from our customers and then remit such deposits to the respective state agencies based upon the number of cans and bottles of certain products sold in such states.

Employees

As of this offering, we have no employees other than our sole officer and director. The Company does not anticipate hiring any employees in the next twelve months, unless significant revenues are generated. We believe our future success depends in large part upon the continued service of our current sole officer and director, Kevin Nichols. All of the initial product development of the product(s) will be performed by Mr. Nichols, while assistance with the taste testing and other such product development will be provided by family members and friends free of cost to the Company.

                           DESCRIPTION OF PROPERTY

The Company presently utilizes the office of our sole officer and director, Kevin Nichols, who makes this space available to the company free of charge. His office is located in Spokane, Washington. The office provides use of computer, phone, printer, and a fax machine and its general character is adequate to provide sufficient space and resources for the Company's business development.

As for the initial testing and development of its product(s), the Company will utilize the kitchen within Mr. Nichols' home. Mr. Nichols presently has and will make available to the Company his own measuring instruments and utensils for precise weights, volumes, and mixing of the liquids and ingredients used in formulating the initial product(s).

Mr. Nichols also has an adequate amount of excess storage capacity within his home, in excess of 100 square feet, which will be made available as might be needed.

There are no written agreements documenting the above arrangements.

                              LEGAL PROCEEDINGS

To the Company's knowledge, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not yet fully developed our beverage product, have not commenced operations, and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a "going concern" opinion, which means that they have reason(s) to believe there is substantial doubt that we can continue as an on-going business for the next 12 months. This opinion is based largely on the Company's suffering initial losses, not having any operations, and having a working capital deficiency. In addition, we have not generated any revenues and no revenues are anticipated until we complete the development and formulation of our beverage product, have our product produced, establish a sales network, and actually begin sale of the product.

The Company believes that it will be able to achieve operating cash flows from the sale of its product but, until such time, we must rely on our ability to raise cash from sources other than operations, namely this offering and advances by Kevin Nichols. At the present time, our only source for funding has been by way of loans by our founder, Kevin Nichols.

We have only one officer and director. He alone is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

If we are successful in raising the maximum amount in this offering, we believe we can satisfy our cash requirements during the next 12 to 24 months and be fully able to move forth with operations to the extent as set forth and described herein. Further, we would not anticipate the need to raise additional capital over the next 12 months.

Raising any amount less than the full amount from this offering may limit, to varying degree, the Company's ability to fully implement its business plan. If this was to happen, all categories of expenses will be reduced accordingly, some more than others, and possibly even some cut completely (please see Use of Proceeds section on Page 15).

If the Company is able to raise only the minimum of $20,000 through this offering, we believe we will be able to satisfy our cash requirements for the next 12 months, albeit on a more limited base of operations in which we would focus primarily on simple product development and then proceed, to a lesser degree, with our marketing and advertising. Further, production and bottling of product would be in small batches.

Receipt of less than full funding from this offering may also require the Company to seek additional capital in the form of a private equity placement(s), debt, or some combination thereof. Doing so would place an additional burden of Mr. Nichols' time and thus take him away from his focus on product development and moving the Company closer to operating status.

We intend to accomplish the foregoing and will measure our accomplishment through the following milestones:

1. Complete this public offering. The offering will conclude the sooner of:
a) when all 8,000,000 shares of common stock have been sold, or b) 90 days after the effective date of this registration statement. The Company may, at its discretion, extend the offering for an additional 90 day period. Thus, it could take up to 180 days from the effective date to complete. While the Company expects to begin testing and formulation of its product once it achieves the minimum level of funding ($20,000) from this offering, it will not begin more full scale operations, much beyond product formulation, until this offering is closed. Rather, the Company intends to concentrate much of its efforts on raising as much potential capital through this offering as possible during this period.

2. Formulation of its drink product will be of foremost importance in the early stages of the Company's business cycle. As stated earlier, the drink will be formulated with added ingredients with the idea of making it better for you plain water. The Company will likely endeavor to develop one basic formula rather than several formulas, and then offer that formula in a few basic flavors.

3. Once the drink formula has been somewhat developed and decided upon, the Company will begin working simultaneously on several other key areas in the furtherance of its business plan. In no particular order, these areas of development include the following:

 - develop contacts with third-party bottlers with the goal of selecting one to utilize in the manufacturing and bottling of the Company's product,
 - develop a name for the Company's product,
 - design labeling for the product,
 - research and select the form of packaging (i.e. bottle type),
 - research and decide upon the pricing model for the product;
 - design and develop the Company's web-site utilizing a third-party web designer
 - meet with local area retailers and wholesalers regarding sale and distribution of the product,
 - plan other marketing and promotional means for getting knowledge and brand recognition of the product into the marketplace.

4. Detailed breakdowns of the costs of these areas of our business development were provided earlier within this prospectus in the Use of Proceeds section. If the Company is not able to generate sufficient revenues and cash flow levels after the above milestones in its development to continue operations, it will be forced to suspend or possibly cease operations. If it were to cease operations, the Company has no plans to do anything else and would most likely shut down and cease to exist.

Liquidity and Capital Resources

To meet the Company's need for funding to further implement its business plan, it is seeking to raise capital from this offering. In doing so, we can make no assurances or guarantee that we will be successful in selling any or all of the shares. The funds raised by this offering will be applied to the items set forth in the Use of Proceeds section of this prospectus. The Company will attempt to raise the amount of funds necessary to proceed with all of the phases of its plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities, or loans from our sole officer/director.

Kevin Nichols, our sole officer/director, and holder of a majority of our common stock, has agreed to advance funds as needed until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

To date, the Company has only performed extensive market research into the industry and has begun only preliminary formulation of its beverage product. We have not carried out any work on any other phase of our development plan and have incurred only minimal development costs to date.

The Company received its initial funding of $2,000 through the sale of common stock to our sole officer/director who purchased 12,000,000 shares of common stock with such funds on May 29, 2009. From inception until the date of this filing, the Company has had no operating activities. Our financial statements from inception (January 29, 2009) through November 30, 2009 report no revenues and a net loss to date related solely to start-up related costs.

As of November 30, 2009, our total assets were $421 and our total liabilities were $4,113. As of the same date, we had cash of $421. Kevin Nichols, our sole officer/director, is willing to provide us the money needed to fund limited operations until this offering has been completed including an amount sufficient to cover the existing shortfall between cash on hand and the accrued liabilities of the Company. Operations will include, but are not limited to, filing reports with the Securities and Exchange Commission as well as the certain of the business activities contemplated by our business plan such as product formulation and testing. Any liabilities to Mr. Nichols of money advanced by him will be repaid from the proceeds of this offering, assuming the minimum level of funding is achieved.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                          AND FINANCIAL DISCLOSURE

During the period from January 29, 2009 (inception) to November 30, 2009, there were no disagreements between the Company and our independent public accounting firm, Seale & Beers CPAs, as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of our auditors, would have caused to make reference in their reports on the financial statements for such year(s) to the subject matter of the disagreement.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address           Age            Position(s)
----------------           ---            -----------
Kevin Nichols               51            President, Chief Executive Officer,
4327 S Pittsburg                            Chief Financial Officer,
Spokane, WA 99203                           Secretary and sole Director

Our sole director will serve until his successor is elected and qualified, or until the earlier of his death, resignation, or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation, or removal from office. The Board of Directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director.

Business and Educational experience of Mr. Kevin Nichols.

Kevin Nichols is the Company's President, Secretary, Treasurer, and Director.

BBA Boise State University, Boise, ID
Major: Accounting and Finance

Over the past ten years, Mr. Nichols has been self-employed as an independent business consultant through his wholly-owned company, Selway Group, LLC and through Altres Group, LLC, which is owned jointly, on a 50/50 basis by him and his brother, Jeff Nichols. Both of these companies specialize in providing assistance with the many start-up and other requirements of new and existing businesses, including company formations and structuring, elements of tax and accounting, and analyzing existing businesses for inefficiencies, ways to increase profits, and seek new growth opportunities.

Prior to his self-employment, Mr. Nichols held positions primarily in areas of accounting and finance with such companies as Arthur Andersen & Co, SAFECO Properties, Wells Fargo Realty Advisors, Seafirst Bank, Bank of America, and Kiemle & Hagood Co., a Spokane-area commercial real estate development and management company.

With respect specifically to the Company, Mr. Nichols has had no direct experience in the beverage industry, nor has he overseen the complete implementation, from start-up through successful operations, of a company similar to Essense.

Management's Past Experience and Involvement with Other SEC Reporting
Companies

Our sole officer and director, Kevin Nichols, founded and was the sole officer and director and owned 100% of the outstanding shares of stock in a total of eight SEC reporting companies several years ago. He no longer has any involvement with them and is not associated with them any longer in any way, such as with respect to management, nor has any controlling shareholder or other position in them.

Each company was initially a "blank check" company, which is defined by the SEC as "a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, other entity, or person." The original intent with each of these was to seek a business merger with or an acquisition of another company.

Only two of these eight companies ever advanced beyond this initial "blank check" stage of development. A description of each of these two is as follows.

Originally founded as Vintendo Corporation, the Company filed its initial report under this name with the SEC on January 25, 2000. The Company subsequently merged with 121 International, at which time Mr. Nichols resigned, and ultimately changed its name to and became known as Altadigit International Corp. Altadigit's business plan called for it to be a multi-level marketing company selling consumer products. Mr. Nichols has had no contact with anyone associated with this Company since early 2005, and, as a result of this lack of communication, would speculate that this company is no longer in business. This Company filed a report on Form 15-12G with the SEC on April 4, 2005, which is the certification of termination of registration of a class of security under Section 12(g) or notice of suspension of duty to file reports pursuant to Section 13 and 15(d) of the Act Section 12(g). From approximately late 2002 through the filing date of its Form 15-12G, the Company was and is to be considered "delinquent" in its requisite filings with the SEC.

Originally founded as Oiram Inc. and initially filed under this name with the SEC on January 25, 2000, this Company subsequently merged with Encore Environmental Services, at which time Mr. Nichols resigned, and ultimately changed its name to and became known as Urban Resource Technologies, Inc. Its business plan called for it to engage in the conversion of a wide variety of waste products into new, usable products and into valuable electrical and thermal energy. Mr. Nichols has had no contact with anyone associated with this Company since mid to late 2002, and, as a result, would speculate that this company is no longer in business. This Company has never filed a Form 15-12G with the SEC to suspend its duty to file reports and has remained in "delinquent" status since approximately mid-2002.

The remaining six companies never progressed beyond their blank check status. Each has since been dissolved as corporate entities. Each of them has since filed a Form 15-12G, and has thus suspended any ongoing duty to file its reports with SEC. However, prior to actually filing their Form 15-12G's, each company was considered delinquent with SEC in their required filings. The names and SEC filing details/dates of these six companies are as follows:

                                               Approx.
                                               Date of       Filing
                                Date of 1st   Delinquent     Date of
                                SEC Filing     Status      Form 15-12G
                                ----------    ----------   -----------
Wiley Rock, Inc.                 1/7/2000      Aug. 2002      4/4/2005
Polycera Corp.                   1/7/2000      Nov. 2002     12/7/2009
Elsinore Capital I, Ltd.       12/28/2001      Nov. 2002     12/7/2009
Elsinore Capital II, Ltd.      12/28/2001      Nov. 2002     12/7/2009
Elsinore Capital III, Ltd.     12/28/2001      Nov. 2002     12/7/2009
Elsinore Capital IV, Ltd.      12/28/2001      Nov. 2002     12/7/2009

You can read all of the past filings and see more information on each of these companies on the SEC's website, which can be found at www.sec.gov by searching under "Search for Company Filings" heading.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert since it believes that the cost of retaining a financial expert at this time of the Company's development is quite prohibitive. Further, as we have no operations at the present time, it is believed that the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Nichols plans to devote approximately 15 to 20 hours per week to the Company. The only conflict that exists is his devotion of time to his business consulting work. None of Mr. Nichols' business consulting interests are competitors of or would conflict with the Essense business plan.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by us from inception (January 29, 2009 through November 30, 2009, to our sole Officer and Director. The information includes the dollar value of base salaries, bonus awards, and number of stock options granted, and certain other compensation, if any.

                                       Long Term Compensation
                                       Awards                Payouts
          Annual Compensation             Restricted Securities
Name and                       Other   Stock     Underlying LTIP     Other
Position  Year  Salary Bonus  Compen.  Awards    Options    Payouts  Compen.
----------------------------------------------------------------------------
Kevin
Nichols   2009   $0     $0     $0        0          0         0      $0
President,
Secretary,
Treasurer
And
Director

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named sole Officer and Director.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole Officer and Director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole Director does not receive any compensation for serving as a member of the Board of Directors.

Director Independence

We do not currently have any independent directors.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Transactions that we have determined to be directly or indirectly material to us or a related person are disclosed below. We believe each transaction is on terms no less favorable to us than the terms generally available to an unaffiliated third-party under the same circumstances.

Our executive, administrative, and operating offices are located at Mr. Nichols' office in Spokane, Washington. This space is provided for the Company's operations at no charge. There is no written agreement evidencing this arrangement.

Kevin Nichols has agreed to advance additional funds to the Company, as may be needed during this offering to cover expenses. Any funds advanced by him will be non-interest bearing and payable upon demand.

Kevin Nichols acquired a total of 12,000,000 shares of the Company's common stock for a total purchase price of $2,000.

The Company's Counsel, Mr. Jeffrey Nichols, is Kevin Nichols' brother.

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 30, 2009 by:

- each person known by us to beneficially own more than 5.0% of our common stock;
- our sole director;
- our named executive officer; and
- our sole director and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. As of November 30, 2009, we had 12,000,000 shares outstanding.
                                                             Percentage
     Name and Address of        Number of Shares             Beneficially
	     Beneficial Owner           Beneficially Owned              Owned
     ----------------           ------------------            -----------
     Kevin Nichols                  12,000,000                   100%
     4327 S Pittsburg
     Spokane, WA  99203

  All directors and executive
  Officers as a group (1 person)    12,000,000                   100%

                    WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this Offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly, and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at http://www.sec.gov/. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                      DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        INDEX TO FINANCIAL STATEMENTS

INTERIM FINANCIAL STATEMENTS
----------------------------
As of November 30, 2009 and August 31, 2009, and for the Three-Months Ended and the Period from Inception (January 29, 2009) Through November 30, 2009

                                                                     Page

  Interim Balance Sheets as of November 30, 2009 and August 31, 2009  F-2

  Interim Statements of Operations
    For the Three Month Period Ended November 30, 2009 and
    the Period From Inception (January 29, 2009)
    through November 30, 2009                                         F-3

  Interim Statements of Cash Flows
    For the Three Month Period Ended November 30, 2009 and
    the Period From Inception (January 29, 2009)
    through November 30, 2009                                         F-4

  Interim Statements of Stockholders' Equity(Deficit)
    For the Three Month Period Ended November 30, 2009 and
    the Period From Inception (January 29, 2009)
    to November 30, 2009                                              F-5

  Notes to the Interim Financial Statements                           F-6



AUDITED YEAR END FINANCIAL STATEMENTS
-------------------------------------
As of August 31, 2009 and for the Period from Inception (January 29, 2009) to August 31, 2009

                                                                     Page

Independent Auditors Report                                           F-7

Balance Sheet as of August 31, 2009 (audited)                         F-8

Statement of Operations for the Period from
   Inception (January 29, 2009) to August 31, 2009(audited)           F-9

Statement of Cash Flows for the Period from
   Inception (January 29, 2009) to August 31, 2009(audited)           F-10

Statement of Stockholders' Equity for the Period from
   Inception (January 29, 2009) to August 31, 2009(audited)           F-11

Notes to the Financial Statements (audited)                           F-12
                                                                 Thru F-16

                              Essense Water, Inc.
                         (A Development-Stage Company)
                             Interim Balance Sheets
                             As of November 30, 2009
                 (With Comparative Figures at August 31, 2009)
                                  (Unaudited)


                                    ASSETS

                                          November 30, 2009   August 31, 2009
                                                                (Audited)
                                              ----------        ---------
Current Assets
Cash                                          $      421        $   1,952
                                                     ---            -----
  Total Current Assets                        $      421	        $   1,952
                                                     ---            -----

                                 LIABILITIES
Current Liabilities
Accrued Liabilities                                1,750            3,500
Payable to Affiliates                              2,363              363
                                                   -----            -----
  Total Current Liabilities                        4,113            3,863

STOCKHOLDERS' EQUITY(DEFICIT)
Common Stock:
  Paid-In Capital, Par Value $0.0001 per Share,
    75,000,000 Shares Authorized,
    12,000,000 Shares Outstanding                  1,200            1,200
Additional Paid In Capital                           800              800
Deficit Accumulated During Development Stage	      (5,692)          (3,911)
                                                   -----            -----
  Total Shareholders' Equity                      (3,692)          (1,911)
                                                   -----            -----

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY(DEFICIT)                              $     421      $     1,952
                                                     ---            -----











 The accompanying notes are an integral part of these financial statements.

                            Essense Water, Inc.
                       (A Development-Stage Company)
                      Interim Statements of Operations
          For the Three Month Period Ended November 30, 2009 and
    For the Period From Inception (January 29, 2009) to November 30, 2009

                                                                January 29,
                                                     Three         2009
                                                     Months     (inception)
                                                     Ended       Through
                                                  November 30,  November 30
                                                     2009          2009
                                                     ----          ----
Income:
  Operating Revenues                               $      0      $      0
                                                          -             -

Total Income                                              0             0
                                                          -             -
Expenses:
  General & Administrative                            1,781         5,692
                                                      -----         -----

Total Expenses                                        1,781         5,692
                                                      -----         -----

Provision for Income Taxes                                0             0

Net Income (Loss)                                 $  (1,781)    $  (5,692)
                                                      =====         =====

Retained Earnings (Deficit), Beginning of Period  $  (3,911)    $      (0)
                                                      -----             -

Retained Earnings (Deficit), End of Period        $  (5,692)    $  (5,692)
                                                      =====         =====



Net Loss per Common Share - Basic and Diluted     $   (0.00)    $   (0.00)
                                                       ====
Weighted Average Number of Shares Outstanding -
  Basic and Diluted                              12,000,000    12,000,000
                                                 ==========    ==========





  The accompanying notes are an integral part of these financial statements.

                             Essense Water, Inc.
                        (A Development-Stage Company)
                           Statement of Cash Flows
          For the Three Month Period Ended November 30, 2009 and
   For the Period From Inception (January 29, 2009) to November 30, 2009

                                                                January 29,
                                                     Three         2009
                                                     Months     (inception)
                                                     Ended       Through
                                                  November 30,  November 30
                                                     2009          2009
                                                     ----          ----
Cash Flows From Operating Activities:
  Net Loss                                        $   (1,781)    $   (5,692)
  Net Change in Accrued Liabilities                   (1,750)         1,750
                                                       -----          -----

Net Cash Provided By (Used In) Operating Activities   (3,531)        (3,942)

Cash Flows from Financing Activities:
  Advances from Affiliates                             2,000          2,000
  Net Change in Payable to Affiliate                       0            363
  Proceeds from Sale of Common Stock                       0          2,000
                                                       -----          -----

Net Cash Flows Provided by Financing Activities        2,000          4,363
                                                       -----          -----

Net Increase (Decrease) in Cash                       (1,531)           421

Cash - Beginning of Period                             1,952              0
                                                       -----          -----

Cash - End of Period                              $      421    $       421
                                                       =====          =====


Supplemental Disclosure of Cash Flow Information:
  Cash Paid For:
    Interest                                      $        -    $         -
    Income Taxes                                  $        -    $         -








  The accompanying notes are an integral part of these financial statements.

                              Essense Water, Inc.
                         (A Development-Stage Company)
                       Statement of Shareholders' Equity
  For the Period From Inception (January 29, 2009) Through November 30, 2009


                                                           Deficit
                                                       Accumulated
                       ------ Paid-In Capital ------        During
                                                        Development
                         Shares  Amount	  Excess of Par        Stage    Total


BALANCE, 1/29/2009            0  $    0    $      0	       $      0   $     0
                     -------------------------------------------------------

Sale of Common Shares
  To Founder for Cash
  on May 29, 2009    12,000,000	   1,200         800                    2,000

Deficit - thru August 31, 2009                              (3,911)   (3,911)
                     -------------------------------------------------------

BALANCE, 8/31/2009   12,000,000  $1,200    $    800       $ (3,911)	  $(1,911)

Deficit - Three Months
    Ended November 30, 2009	                                 (1,781)   (1,781)
                     -------------------------------------------------------

BALANCE, 11/30/2009  12,000,000	  $1,200    $    800       ($ 5,692) ($ 3,692)
                     -------------------------------------------------------















  The accompanying notes are an integral part of these financial statements.

                           Essense Water, Inc.
                     (A Development-Stage Company)

                     Notes to Financial Statements
-----------------------------------------------------------------------------
NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by Essense Water, Inc. (the "Company") without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at November 30, 2009, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's August 31, 2009 audited financial statements. The results of operations for the period ended November 30, 2009 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and other investors sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUBSEQUENT EVENTS

Company has evaluated subsequent events through March 5, 2010, the date which the financial statements were available to be issued. There were no significant events that need to be disclosed.

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Essense Water Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Essense Water Inc. (A Development Stage Company) as of August 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period since inception on January 29, 2009 through August 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essense Water Inc. (A Development Stage Company) as of August 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period since inception on January 29, 2009 through August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $3,911, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs
-------------------------
Seale and Beers, CPAs
Las Vegas, Nevada
October 21, 2009

           50 South Jones Blvd., Suite 202, Las Vegas, NV 89107
                     888-727-8251 Fax 888-782-2351

                              Essense Water, Inc.
                        (A Development-Stage Company)
                                 Balance Sheet
                             As of August 31, 2009


ASSETS

Current Assets
   Cash                                                    $       1,952
                                                                   -----
   Total Current Assets                                            1,952
                                                                   -----
LIABILITIES
Current Liabilities
   Accrued Liabilities                                             3,500
   Payable to Affiliates (Note 5)                                    363
                                                                     ---
   Total Current Liabilities                                       3,863
                                                                     ---
STOCKHOLDERS' EQUITY (Note 6)
   Common Stock:
   Paid-In Capital, Par Value $0.0001 per Share,
      75,000,000 Shares Authorized, 12,000,000 Shares
      Outstanding                                                  1,200
   Additional Paid In Capital                                        800
   Deficit Accumulated During Development Stage                   (3,911)
                                                                   -----
   Total Shareholders' Equity                                     (1,911)
                                                                   -----
TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY(DEFICIT)                                      $       1,952
                                                                   -----














  The accompanying notes are an integral part of these financial statements.

                               Essense Water, Inc.
                          (A Development-Stage Company)
                             Statement of Operations
      For the Period From Inception (January 29, 2009) to August 31, 2009

Income:
   Operating Revenues                                     $            0

Total Income                                                           0
                                                                     ---

Expenses:
   Accounting Fees                                                 3,500
   Incorporation Expenses                                            345
   Postage                                                            18
   Bank Fees                                                          48
                                                                     ---

Total Expenses                                                     3,911
                                                                     ---

Provision for Income Taxes                                             0

Net Income (Loss)                                         $       (3,911)
                                                                     ---


Retained Earnings (Deficit), Beginning of Period          $	           (0)
                                                                     ---

Retained Earnings (Deficit), End of Period                $       (3,911)
                                                                     ---




Net Loss per Common Share - Basic and Diluted             $       (0.000)
                                                                   -----

Weighted Average Number of Shares
   Outstanding - Basic and Diluted                            12,000,000
                                                              ----------







  The accompanying notes are an integral part of these financial statements.

                               Essense Water, Inc.
                          (A Development-Stage Company)
                             Statement of Cash Flows
      For the Period From Inception (January 29, 2009) to August 31, 2009


Cash Flows From Operating Activities:
   Net Loss                                                    $     (3,911)
   Net Change in Accounts Payable                                     3,863
                                                                        ---

Net Cash Used in Operating Activities                                   (48)

Cash Flows from Financing Activities:
   Proceeds from Sale of Common Stock                                 2,000
                                                                        ---

Net Cash Flows Provided by Financing Activities                       2,000
                                                                        ---

Net Increase in Cash                                                  1,952

Cash - Beginning of Period                                                0
                                                                        ---

Cash - End of Period                                           $      1,952
                                                                        ---


Supplemental Disclosure of Cash Flow Information:
   Cash Paid For:
      Interest                                                 $          -
      Income Taxes                                             $          -













  The accompanying notes are an integral part of these financial statements.

                              Essense Water, Inc.
                         (A Development-Stage Company)
                       Statement of Stockholders' Equity
     For the Period From Inception (January 29, 2009) to August 31, 2009



                                                          Deficit
                                                          Accumulated
                                                          During
                           ----- Paid-In Capital -------  Development
                           Shares  Amount  Excess of Par  Stage	       Total
                           ------------------------------------------------


BALANCE, 1/29/2009               0 $    0  $     0	        $      0   $    0
                           ------------------------------------------------

Sale of Common Shares
  To Founder for
  Cash on May 29, 2009  12,000,000  1,200	      800                    2,000

Deficit - thru August 31, 2009                             (3,911)   (3,911)
                           ------------------------------------------------

BALANCE, 8/31/2009     12,000,000	 $ 1,200  $   800	       ($ 3,911)  ($1,911)
                           ------------------------------------------------















  The accompanying notes are an integral part of these financial statements.

                              Essense Water, Inc.
                        (A Development-Stage Company)
                        Notes to Financial Statements
----------------------------------------------------------------------------
Note 1. ORGANIZATION

Essense Water, Inc. (the "Company"), was incorporated on January 29, 2009, under the laws of the State of Nevada. The Company is a development-stage company, established to develop, produce, and market a water-based consumer beverage. It has elected a fiscal year end of August 31.

The Company's authorized share capital consists of 75,000,000 shares of common stock, $0.0001 par value per share. At August 31, 2009, the Company has 12,000,000 shares of its common stock issued and outstanding.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Essense Water, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises."

Basis of Presentation
---------------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment
----------------------
Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

                                                  Estimated
                                                 Useful Lives
                                                 ------------
            Office Equipment                     5-10 years
            Copier                                5-7 years
            Vehicles                             5-10 years

For federal income tax purposes and audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents
-------------------------
For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition
----------------------------
The Company is seeking to develop, produce, and market a water-based consumer beverage. The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred.

Cost of Goods Sold
------------------
Product costs include all direct materials and labor costs, and those indirect costs directly related to the production and bottling of the actual drink product. Selling, general, and administrative costs are charged to expense as incurred.

Basic and diluted Net Income (Loss) Per Share
---------------------------------------------
Net loss per share is provided in accordance Financial Accounting Standards No. 128 (FAS No. 128) "Earning Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted-average number of common shares during the period. Diluted loss per share reflect the per share amount that would have resulted if dilutive common stock equivalents had been converted to common stock. No stock options were available or granted during the period presented.

Dividend Policy
---------------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception and it is unlikely that dividends will be paid in the foreseeable future.

Income Taxes
------------
The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, disclosure of contingent asset and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Advertising
-----------
Advertising is expensed as incurred. There has been no advertising since inception.

Recently Issued Accounting Pronouncements
-----------------------------------------
In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (SFAS No. 162). This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The sources of accounting principles1 that are generally accepted are categorized in descending order of authority as follows:

a. FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB

b. FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position

c. AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics)

d. Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

The adoption of this statement will have no material effect on the Company's financial condition or results of operations.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

Note 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company's activities to date have been supported by equity financing by its founder. It has sustained losses in all reporting periods, with an inception to date loss of $3,911 as of August 31, 2009. Management is presently seeking to raise capital through an offering and sale of the Company's shares to facilitate the pursuit of its business plan.

Note 4. INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At August 31, 2009, the Company had no deferred tax assets calculated at an expected rate of 34% arising from net operating loss carryforwards for income tax purposes. Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.

Note 5. PAYABLE TO AFFILIATES

As of August 31, 2009, the Company owed $363 to an affiliate for expenses paid by the affiliate on behalf of the Company. This balance is non-interest bearing and due and payable upon demand.

Note 6. COMMON STOCK, SHAREHOLDERS' EQUITY, AND PAID IN CAPITAL

During 2009, a total of 12,000,000 Shares of Common Stock was issued to the Founder for total cash consideration of $2,000 for his efforts in the start-up, development, and operation of the Company.

                              ESSENSE WATER, INC.

                      8,000,000 SHARES OF COMMON STOCK

                                  PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

               The Date of This Prospectus Is: April 13, 2010.

                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

   SEC Registration Fee                                          $    11
   Legal and Accounting                                            4,000
   Transfer Agent                                                  1,000
   Copying                                                           700
   Filing                                                            500
   Miscellaneous                                                      89
                                                                   -----
   Total                                                        $  6,300

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation and Bylaws provide that it shall indemnify its officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. It is possible that one of our officers or directors could take the position that this duty on the Company's behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to the Company's directors, officers, and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   RECENT SALES OF UNREGISTERED SECURITIES

On May 29, 2009, the Company sold 12,000,000 restricted shares of common stock to Kevin Nichols for $2,000 cash under an exemption contained in
Section 4(2) of the Securities Act of 1933. At the time of the issuance, the Mr. Nichols, the founder, had fair access to and was in possession of all available material information about the Company, as the sole officer and


                                    II-1
director of the Company. This issuance was offered only to the founder and involved no general solicitation. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. The founder is sophisticated in investing. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

                                  EXHIBITS
Exhibit No.           Description
   3.1*                Articles of Incorporation - Essense Water, Inc.
   3.2*                Bylaws of Essense Water, Inc.
   5.1*                Opinion and Consent of Jeffrey Nichols, Esq.
   23.1*               Consent of Seale & Beers, CPA's
   23.2**              Consent of Seale & Beers, CPA's
   23.3***             Consent of Seale & Beers, CPA's
   23.4****            Consent of Seale & Beers, CPA's
   23.5*****           Consent of Seale & Beers, CPA's
   23.6                Consent of Seale & Beers, CPA's
   * Filed previously as an exhibit to the Registrant's S-1 Registration Statement on November 3, 2009.
  **  Filed previously as an exhibit to the Registrant's S-1 (Amendment #1)
       Registration Statement on December 10, 2009.
 ***  Filed previously as an exhibit to the Registrant's S-1 (Amendment #2)
       Registration Statement on January 8, 2010.
****  Filed previously as an exhibit to the Registrant's S-1 (Amendment #3)
       Registration Statement on March 18, 2010.
***** Filed previously as an exhibit to the Registrant's S-1 (Amendment #4)
       Registration Statement on March 31, 2010.

                                UNDERTAKINGS

The registrant hereby undertakes: (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering. (4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser. (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however,

that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spokane, State of Washington on April 13, 2010.

Essense Water, Inc.

By: /s/ Kevin Nichols
    -----------------
        Kevin Nichols
        President, Secretary, Treasurer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on April 13, 2010.

Signature                       Title

By: /s/ Kevin Nichols           President, Secretary, Treasurer, and Director
    -----------------             Chief Executive Officer, Chief Financial
        Kevin Nichols             Officer, and Chief Accounting Officer